EDUCATION REALTY TRUST, INC.

2011/2012 PreLeasing update as of April 11th
	2011-2012		2010-2011		Projected		September 30, 2010
Community	Leases	%	Leases	%	Rate Increase	Design Beds	Opening Occupancy

Same-communites	10,835	54.5%	10,661	53.6%	4.0%	19,887	93.6%